SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 26, 2004

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-21738	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

339 SOUTH CHERYL LANE, CITY OF INDUSTRY, CALIFORNIA	91789
(Address of Principal Executive Offices)	(Zip Code)

(909) 869-1688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On April 26, 2004, Global ePoint, Inc. (the “Company”) acquired certain assets from Insolvency Services Group, Inc. (“ISG”), which had acquired those assets from Greenick, Inc. d/b/a AirWorks, Inc. (“AirWorks”) by the General Assignment dated April 22, 2004. This assignment by Airworks to ISG was part of an assignment for the benefit of creditors of Airworks. The Company, AirWorks and ISG executed several agreements to effect the acquisition of the assets by the Company, the material ones of which are attached hereto and incorporated by reference and are referred to as the “Asset Agreement.”

Pursuant to the assignment from ISG, the Company acquired AirWorks’ flight support business including aircraft electronic and communications assets and operations, including intellectual property, and contracts and purchase orders from major aircraft manufacturers. The Company negotiated the purchase price and Asset Agreement directly with AirWorks and the assignee for the estate of AirWorks. In consideration for the assets, the Company is required to pay a total of approximately $3.5 million in cash, approximately $2.5 million of which was paid at closing. The $3.5 million payment reflects changes to the purchase price agreed to in the Second Addendum that was signed after the press release. The remaining $1.0 million is due on or before sixty days after the closing date of the transaction. A contingency payment of up to $3 million in cash is also payable for the assets. In order to receive any contingency payment, certain financial performance benchmarks must be attained. Upon attaining a certain benchmark, a proportional payment will be made until a second benchmark is attained at which point the entire $3 million contingency payment is made. The contingency payments, if any, are due the later of December 1, 2004, or the date 30 days after the benchmark is first attained. However, no contingency payments will be required if the benchmarks are not attained within one year of the closing date. The contingency payments, if any, may be reduced if certain enumerated items materialize or fail to occur following the closing.

The Company used funds it obtained through loans from related parties to cover the initial $2.5 million payment required by the Asset Agreement. To cover the balance of payments for the acquisition, the Company intends to use funds obtained through loans from and/or equity investments by unrelated third parties.

AirWorks used the assets acquired by the Company in the manufacture and installation of cockpit door surveillance systems for airlines, onboard electronic flight manuals, systems for in-flight entertainment, land and satellite-based communications, data transfer, and other electronics, such as avionics racks and trays, and wire and cable harnesses. The Company currently intends to use the assets and intellectual property acquired in this transaction to continue those aspects of AirWorks’ business.

The foregoing description of the Asset Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Agreement attached as Exhibits to this Current Report.

ITEM 5. OTHER EVENTS

On April 26, 2004, the Company issued a press release entitled “Global ePoint Concludes Asset Purchase Agreement with AirWorks Inc.” The press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

The financial information required by this item will be filed by amendment within 60 days of May 11, 2004.

(b) Pro-Forma Financial Information

The financial information required by this item will be filed by amendment within 60 days of May 11, 2004.

(c) Exhibits

Exhibit 2.1	Bill of Sale, dated April 26, 2004, by and among Global ePoint, Inc. and Insolvency Services Group, Inc.
Exhibit 2.2	Asset Agreement, dated April 24, 2004, by and among Global ePoint, Inc. and Greenick, Inc., effective April 15, 2004.
Exhibit 2.3	Addendum to Asset Agreement, dated April 21, 2004, by and among Global ePoint, Inc. and Greenick, Inc.
Exhibit 2.4	Second Addendum to Asset Agreement, dated May 10, 2004, by and among Global ePoint, Inc. and Greenick, Inc.
Exhibit 2.5	Agreement dated April 21, 2004, by and among Global ePoint, Inc. and Greenick, Inc.
Exhibit 99.1	Press Release dated April 26, 2004, entitled “Global ePoint Concludes Asset Purchase Agreement with AirWorks Inc.”

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

GLOBAL EPOINT, INC.

Date: May 11, 2004	By:	/s/ Toresa Lou
Toresa Lou
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

2.1	Bill of Sale, dated April 26, 2004, by and among Global ePoint, Inc. and Insolvency Services Group, Inc.	2.1-1

2.2	Asset Agreement, dated April 24, 2004, by and among Global ePoint, Inc. and Greenick, Inc., effective April 15, 2004.	2.2-1

2.3	Addendum to Asset Agreement, dated April 21, 2004, by and among Global ePoint, Inc., and Greenick, Inc.	2.3-1

2.4	Second Addendum to Asset Agreement, dated May 10, 2004, by and among Global ePoint, Inc. and Greenick, Inc.	2.4-1

2.5	Agreement, dated April 21, 2004, by and among Global ePoint, Inc. and Greenick, Inc.	2.5-1

99.1	Press Release dated April 26, 2004, entitled “Global ePoint Concludes Asset Purchase Agreement with AirWorks Inc.”	99.1-1